24-b
GREEN MOUNTAIN POWER CORPORATION
BOARD OF DIRECTORS
November 14, 1994

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RESOLVED     that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to execute and file registration statements (S-3 and S-8), respectively, with the Securities and Exchange Commission for the sale of not more than 700,000 additional shares of the Corporation's authorized and unissued common stock par value of $3.33 1/3 per share, consisting of 500,000 shares under the Corporation's Dividend Reinvestment and Stock Purchase Plan and 200,000 shares under the Employee Savings and Investment
Plan and Trust (401(k) Plan); and that the president or any vice-president of this Corporation be, and each of them hereby is, authorized and empowered to execute (each with the power to act with the others, acting as attorney- or attorneys-in-fact for this Corporation) and file with said
Securities and Exchange Commission in the name and on behalf of this Corporation said registration statements and any and all amendments thereto including post-effective amendments which the president or any vice-president shall deem necessary or advisable, such approval to be evidenced conclusively by such execution and filing; and that, upon the execution thereof, by the officers of this Corporation, whose signatures thereto are required by law and by majority of the directors of this Corporation, in person or by duly authorized attorney or attorneys, the proper officers of this Corporation be, and they hereby are, authorized to cause such registration statements and amendment or amendments, including post-effective amendments, together with accompanying exhibits and any supplemental information relating to this Corporation, to be filed with the Commission and to execute and file all such instruments, make all such payments and do all such other acts and things that, in their opinion, or in the opinion of any of them, may be necessary or desirable and proper in order to effect such filings or as may be required under the Securities Act of 1933 and the rules, regulations and requirements of the Securities and Exchange Commission thereunder.

RESOLVED     that E. M. Norse, vice-president, chief financial officer
and treasurer of this Corporation, and C. L. Dutton, vice-president and general counsel of this Corporation, be, and each of them hereby is, designated, constituted and appointed as agent of this Corporation authorized to receive on behalf of this Corporation service of all notices, orders, communications and other documents which may be issued by the Securities and Exchange Commission in connection with the aforesaid registration statements, and that there be, and hereby are, conferred upon said E. M.
Norse and C. L. Dutton all of the powers which, under any rules and regulations of said Commission, may be conferred upon persons so designated.

RESOLVED     that the action to be taken by the officers of this
Corporation to execute and file with the New York Stock
Exchange on behalf of this Corporation supplemental listing applications in respect of such 700,000 additional shares of the common stock of this Corporation, and any other or supplemental documents for the purpose of effecting the listing of said additional shares of common stock on said Exchange be, and hereby is, authorized; and that the chairman of the board, the president or any vice-president of this Corporation be, and hereby are, authorized, empowered and directed, acting for and in the name and on behalf of this Corporation, to make any and all changes in such listing applications and supplemental documents, to make such payments, to execute and file such other documents, and to take such other and further steps, as may be necessary or desirable in order to effect the listing of such additional shares of the common stock of this Corporation on said Exchange and to appear before said
Exchange on behalf of this Corporation, if so requested.

RESOLVED     that, subject to the effectiveness of the aforesaid
registration statements on Forms S-3 and S-8, there shall be reserved up to 700,000 shares of the authorized and unissued shares of the common stock of this Corporation. From such shares so reserved, there shall be issued and sold, from time to time, and upon payment to this Corporation of the purchase price thereof, as fixed by the terms of said
Dividend Reinvestment and Stock Purchase Plan and the
Employee Savings and Investment Plan and Trust (401(k)
Plan), up to 700,000 additional shares of this Corporation's authorized and unissued common stock, and upon receipt of said purchase price, said shares shall be validly issued, fully paid and non-assessable shares of the common stock of this Corporation.

RESOLVED     that the officers of this Corporation are hereby authorized to execute and file with the Vermont Public Service Board under 30 V.S.A. 108 an application for approval to issue and sell up to 700,000 additional shares of common stock of this Corporation.

RESOLVED     that the authority of Chemical Bank, as transfer agent and registrar for the common stock of this Corporation and as agent for the participating shareholders under said Dividend
Reinvestment and Stock Purchase Plan, heretofore granted by resolutions previously adopted by the board, be and hereby is extended to be up to 500,000 additional shares of common stock of this Corporation issuable under the Dividend
Reinvestment and Stock Purchase Plan and 200,000 additional shares of common stock of this Corporation issuable under the Employee Savings and Investment Plan and Trust (401(k)
Plan).

RESOLVED     that upon written instructions of the chairman of the board or the president or any vice-president or the secretary of this Corporation, Chemical Bank, transfer agent and registrar for the common stock of this Corporation upon the authority granted by votes heretofore adopted by this board of directors be and hereby is authorized, empowered and directed to countersign for original issue, to register and to deliver certificates representing up to 700,000 shares of common stock of this Corporation in such names and for such number of shares as may be specified in such written instructions.

RESOLVED     that the officers of the Corporation be, and each of them
hereby is, authorized to take all such action, make all such payments and execute, acknowledge, verify, deliver, file and/or publish in the name and on behalf of the Corporation and if required, under its corporate seal, attested by its secretary, any and all such applications, documents, reports, statements, issuer's covenants, votes, resolutions, consents to service of process, powers of attorney, appointments, designations, waivers of hearing and such other papers and instruments as may be required or deemed necessary or desirable in order to register, qualify or exempt, or to have registered, qualified or exempted, or to permit the sale by underwriters, brokers or dealers of up to 700,000 additional shares of common stock of the Corporation, or to register the Corporation as a dealer or broker or to exempt the Corporation from such registration, under the so-called Blue Sky Laws of the various states in which it may be necessary or advisable to have such securities registered, qualified or exempted for sale or the Corporation registered as a broker or dealer or exempted from such registration, and to take any and all such other or further action as such officers or any of them may deem necessary or appropriate in connection with any of the foregoing or in order to maintain such registration, qualification or exemption of the said 700,000 additional shares of common stock for as long as such officers or any of them deem it to be in the best interest of the Corporation.

RESOLVED     that the proper officers of this Corporation be, and they
hereby are, authorized to take any and all necessary or advisable action with respect to the foregoing resolutions, including the execution and filing of any amendment or amendments, including post-effective amendments, to the registration statements, and all other action necessary or advisable before the Securities and Exchange Commission.

RESOLVED     that the chairman of the board, the president or any vice-
president or any other proper officer of this Corporation be, and each of them hereby is, authorized and empowered, acting for, in the name on behalf of this Corporation, to make, execute, acknowledge, verify, issue and deliver all such applications, agreements, documents, instruments and certifications with the corporate seal of the Corporation affixed thereto and attested by the secretary or assistant secretary of the Corporation or unattested or without such seal and to do or cause to be done all such acts and things, and to take all such steps, and to make all such payments and remittances as may in each case, be, in the opinion of the officer taking such action (such opinion to be conclusively evidenced by the taking of such action by such officer), necessary or desirable in order to carry out the fullest intent and purposes of the foregoing resolutions.

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     I, the undersigned, hereby certify that I am corporate secretary of
Green Mountain Power Corporation, a Vermont corporation; and that the foregoing is a true, correct and complete copy of certain resolutions duly adopted by the Board of Directors of said company.

     I further certify that said vote has not been amended or revoked and that the same is now in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand and have affixed the corporate seal of said company this 12th day of January, 1995.

                             /s/ Donna S. Laffan
                             Donna S. Laffan
                             Corporate Secretary
                             Green Mountain Power Corporation